THIS REPLACEMENT PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS REPLACEMENT (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER THAT THIS REPLACEMENT PROMISSORY NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

REPLACEMENT PROMISSORY NOTE

U.S. $2,050,000	Date of Issuance: November 15, 2005

Fidelis Energy, Inc., a Nevada corporation (the “Issuer”), promises to pay to Chunuk Financial Corp. (the “Lender”), a principal amount equal to Two Million Fifty Thousand Dollars (US $2,050,000) (the “Principal”), plus interest (“Interest”) at the annual rate of 6% (the “Interest Rate”) on the amount of Principal from time to time remaining unpaid under this Replacement Promissory Note (this “Note”).

1.	Payments.

(a) Principal payments can be made at the election of the Issuer but will not exceed 10% of the outstanding principal per month sourced from the Issuers monthly production revenue. In addition, there will be no restriction on principal payments sourced from the proceeds of a future credit line debt financing by the Issuer. Otherwise, the entire unpaid Principal and any accumulated unpaid Interest thereon shall be due and payable on the second anniversary of the date of issuance hereof (the “Maturity Date”).

(b) Interest shall be at the annual rate of 6% per annum on the outstanding principal amount of this Note, calculated on the basis of the actual number of days elapsed divided by three hundred sixty-five (365). Interest shall be payable, in arrears, on the 10th business day of each month or accumulated and payable at the Maturity Date, at the election of the Issuer.

(c) Notwithstanding the foregoing, the Interest Rate shall not at any time exceed the maximum rate of interest permitted by applicable law in effect from time-to-time. In the event that the Interest Rate exceeds the maximum percentage permitted by applicable law in any interest period during the initial term or any extension of this Note, only the maximum percentage permissible shall then be charged but thereafter in any interest period or periods during which the rate is less than the maximum percentage permissible by applicable law in effect from time-to-time, the Interest Rate shall be increased so that the Lender, its successors or assigns, may collect interest in such amount as may have been charged pursuant to the terms of this Note, but which was not charged because of the limitation imposed by law.

(d) If the calculation of interest or the imposition of a charge in the rate of interest upon default or the payment of any fees or other charges which are construed to be interest under applicable law in effect from time-to-time, result in an effective rate of interest higher than that permitted to be paid, then such charges shall be reduced by a sum sufficient to result in an effective rate of interest permitted to be paid under applicable law.

(e) Upon the Maturity Date of this Note, whether by acceleration or in due course, Interest shall be recalculated over the actual life of the loan based upon the amounts outstanding, and if the total amount of Interest theretofore paid exceeds the amount permitted to be paid, the excess shall be credited to Principal, or if such excess exceeds the Principal amount due hereunder, refunded to the Issuer.

(f) All payments made hereunder shall be made in lawful money of the United States of America without set-off, deduction or counterclaim.

2.               Prior Note. This Note is issued in replacement of that certain Variable Rate Convertible Credit Line Debenture issued by the Issuer to the Lender on October 25, 2004 in the principal amount of up to $5,000,000, of which $2,050,000 is outstanding on the date hereof (the “Prior Note”). Upon the issuance and delivery of this Note, the Prior Note shall automatically be deemed cancelled and of no further force or effect.

3. Application of Payments. All payments hereunder shall first be applied to Interest and the remainder to Principal.

4.	Events of Default.

(a) The following shall constitute events of default:

(1) The nonpayment by the Issuer within ten (10) days subsequent to notice thereof given to the Issuer by Lender of any payment of Principal, Interest or other sum due Lender hereunder.

(2) The termination of the Issuer’s existence.

(3) The Issuer shall become the subject of an order or decree for relief, or a liquidation, assignee, custodian, sequestrator, trustee, or receiver shall be appointed for all or a substantial portion of its property in any insolvency proceeding under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, for its reorganization, dissolution, liquidation, or winding up, and such order, decree or appointment shall not be discharged or such jurisdiction relinquished or vacated or stayed within thirty-six (36) days.

(4) The Issuer voluntarily commences a bankruptcy or insolvency proceeding or consents to the entry of an order for relief in connection therewith or the appointment of a liquidator, assignee, custodian, sequestrator, trustee, or receiver of all or a substantial part of its property.

(b) Upon the occurrence of an event of default, the Lender, at its option, may declare the entire unpaid Principal balance of this Note, together with accrued Interest, to be immediately due and payable by providing prior written notice to the Issuer.

(c) In addition to payment of Interest and Principal, if upon an event of default the Lender declares the entire unpaid Principal balance of this Note, together with accrued Interest, to be immediately due and payable, the Lender shall be entitled to recover from the Issuer all the

Lender’s costs of collection, including the Lender’s reasonable attorney’s fees (whether incurred in connection with any judicial, bankruptcy, reorganization, administrative, appeals, or other proceedings and whether such fees or expenses arise before proceedings are commenced or after entry of any judgment), and all other expenses incurred in connection therewith.

5. Waivers. The Issuer and any endorsers, sureties, guarantors, and all others who are or may become liable for the payment hereof severally: (a) waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, (b) consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof from time-to-time prior to or after maturity date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing, (c) agree to any substitution, exchange, addition or release of any of the security for the indebtedness evidenced by this Note or the addition or release of any party or person primarily or secondarily liable hereon, (d) agree that the Lender shall not be required first to institute any suit, or to exhaust its remedies against the undersigned or any other person or party liable hereunder or against the security in order to enforce the payment of this Note and (e) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Lender or any such person), the undersigned shall be and remain, jointly and severally directly and primarily liable for all sums due under this Note.

6.	Miscellaneous Provisions.

(a) The term Lender as used herein shall mean any holder of this Note.

(b) The captions of sections of this Note are for convenience of reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Note.

(c) This Note shall be construed, interpreted, enforced, and governed by and in accordance with the laws of the State of Arizona (excluding the principals thereof governing conflicts of law), and Federal law, in the event Federal law permits a higher rate of interest than Arizona law.

(d) If any portion or provision of this Note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Note, and the remaining provisions and portions thereof shall continue in full force and effect.

(e) This Note may not be amended, extended, renewed, or modified nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by an authorized officer of this Lender. Any waiver of any provision hereof shall be effective only in the specific instance and for the specific purpose for which given.

FOR:	FIDELIS ENERGY, INC.

/s/ William Scott Marshall
Authorized Signatory

FOR:	CHUNUK FINANCIAL CORP.

/s/ Alexander Fundulus
Authorized Signatory

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